Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2024 Equity Incentive Award Plan, as amended and restated, of Adverum Biotechnologies, Inc. of our report dated April 15, 2025, with respect to the consolidated financial statements of Adverum Biotechnologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California
June 20, 2025